Exhibit 99.1

FiscalNote Reports Third Quarter 2025 Financial Results

Q3 2025 Total Revenue Meets Guidance; Adjusted EBITDA Exceeds Guidance

ARR Grows Sequentially on a Proforma Basis, Reflecting Benefit of Core Business Stabilization from PolicyNote

Key Customer Engagement, Pipeline, and Sales Metrics Continue to Strengthen

Completed Balance Sheet Refinancing Secures Long-term Operating Flexibility

Company To Host Conference Call Today at 5:00 PM ET

WASHINGTON, D. C. – November 6, 2025 – FiscalNote Holdings, Inc. (NYSE: NOTE) (“FiscalNote” or the “Company”), the leading provider of AI-driven policy and regulatory intelligence solutions, today reported financial results for the third quarter ended September 30, 2025.

The Company reported Q3 2025 revenues of $22.4 million, in line with guidance, and adjusted EBITDA(1) of $2.2 million, exceeding guidance. The Company also reported Q3 2025 ARR of $84.8 million(2), growing sequentially on a pro forma basis from $84.7 million(5) in Q2 2025. This demonstrates improved stabilization in the Company’s core business as the Company continues to make progress in its transition and product and operational improvements take root. These results were fueled by increased inbound demand, sustained pipeline strength, strong user engagement on PolicyNote, continued execution on the PolicyNote platform migration, and encouraging gains in key sales metrics for new corporate logos.

Commenting on the quarter results, Josh Resnik, CEO and President of FiscalNote, said, “In the third quarter we demonstrated meaningful progress on our path to durable, profitable growth. We delivered sequential ARR growth on a pro forma basis, primarily driven by improving performance with our corporate clients. With the continued success of PolicyNote, we’re strengthening our unique position as the leader of AI-driven insights and expert analysis on a global-to-local scale for policy and regulatory intelligence, opening new pathways for enhanced client engagement. As always, we remain disciplined in how we deploy our resources, nimble in how we operate, and singularly focused in how we execute on our product-focused strategy in service of building a solid foundation for sustainable growth, expanding profitability, and durable positive free cash flow.”

Third Quarter 2025 Financial Highlights(2)

	(Unaudited)
	Three Months Ended September 30,
($ in millions)	2025	2024	% Change
Total Revenues	$22.4	$29.4	(24)%
Subscription Revenue as % of Total Revenues	94%	93%	100	bps
Gross Profit	$17.7	$23.2	(24)%
Gross Margin	79%	79%	-
Adjusted Gross Profit (1)	$19.4	$25.4	(24)%
Adjusted Gross Margin (1)	87%	86%	100	bps
Net Loss	$(24.9)	$(14.9)	66%
Adjusted EBITDA (1)	$2.2	$3.4	(37)%
Adjusted EBITDA Margin (1)	10%	12%	200	bps
Cash and Cash Equivalents	$31.8	$33.4
bps - Basis Points

Note: All amounts for the three months ended September 30, 2024 include contributions from: (i) TimeBase, divested on July 1, 2025; (ii) Oxford Analytica and Dragonfly Intelligence, both divested on March 31, 2025; and, (iii) Aicel, divested on October 31, 2024.

Third Quarter 2025 and Recent Operational Highlights

•
Completed in July the sale of TimeBase, the Company’s Australia subsidiary, to Thomson Reuters for total consideration of $6.5 million.

•
Launched in July an additional expansion of PolicyNote with AI-powered legislative drafting capabilities, giving policy professionals a new strategic edge.

•
Launched in August a new AI-powered social listening capability in PolicyNote to surface early policy signals from key stakeholders.

•
Announced and closed in August a balance sheet realignment that provides the Company with a clear, long-term runway and increased operating flexibility to execute its product-led growth strategy.

•
Published in August the 2025 Advocacy Benchmark Report derived from the Company’s industry-leading digital advocacy solution, VoterVoice.

•
Launched in September an upgraded version of the reporting suite within the PolicyNote platform.

•
Announced in September the launch of AI-powered tariff impact reports within the Tariff Tracker module of the PolicyNote platform.
•
Launched in October CQ&A, a new live briefing series created exclusively for subscribers to CQ and Roll Call content.
•
Introduced in October Bill Comparison in PolicyNote, an AI-powered new capability that enables users to instantly compare legislation, track changes across versions, and identify key differences that shape policy outcomes.

Third Quarter 2025 Financial Performance

Revenue(2)

	(Unaudited)
	Three Months Ended September 30,
($ in millions)	2025	2024	% Change
Subscription revenue	$21.2	$27.2	(22)%
Advisory, advertising, and other revenue	1.2	2.2	(43)%
Total revenues	$22.4	$29.4	(24)%

For Q3 2025, subscription revenue declined $6.1 million, or 22%, versus prior year, due primarily to the previously announced divestitures.

On a pro forma basis, excluding the impact of the divestitures, subscription revenue for Q3 2025 declined $1.8 million, or approximately 8%, reflecting the trends in ARR and NRR discussed below.

For Q3 2025, advisory, advertising, and other revenue declined $0.9 million, or 43%, versus prior year, due primarily to the discontinuation of certain non-strategic products.

Key Performance Indicators (KPIs)(2)(3)(5)

	As of September 30,
($ in millions)	2025	2024	% Change
Annual Recurring Revenue (ARR)	$84.8	$109.5	(22)%
Pro Forma ARR(5)	$84.8	$92.2	(8)%
Quarterly Net Revenue Retention (NRR)	98%	98%	-
Pro Forma NRR(5)	98%	98%	-

As of September 30, 2025, ARR, on an as reported basis, declined $24.7 million, or 22%. On a pro forma basis(5) (excluding the divested businesses Aicel Technologies, Oxford Analytica, Dragonfly Intelligence, and TimeBase) ARR declined $7.4 million, or approximately 8%. This decline is principally due to previously known execution challenges leading into and impacting the first half of the year, customer engagement issues in the Company’s legacy products, and atypical instability in the US federal sector. The Company has been addressing these issues through operational improvements in its private and public sector go-to-market teams and approach, as well as the launch of – and migration of customers to – its new PolicyNote platform. It is now seeing improvement in relevant pipeline and sales metrics in addition to rising strength in customer engagement metrics, which is evidenced by the Company’s sequential improvement in pro forma ARR and NRR, from $84.7 million and 96%, respectively, in Q2 2025 to $84.8 million and 98%, respectively, in Q3 2025.(5)

Operating Expenses(2)

	(Unaudited)
	Three Months Ended September 30,
($ in millions)	2025	2024	% Change
Cost of revenues, including amortization	$4.8	$6.2	(23)%
Research and development	2.1	3.3	(36)%
Sales and marketing	6.3	9.1	(31)%
Editorial	3.2	4.6	(30)%
General and administrative	13.9	10.6	31%
Amortization of intangible assets	1.9	2.4	(22)%
Total operating expenses	$32.2	$36.2	(11)%

In Q3 2025, total operating expenses declined $4.0 million, or 11%, versus prior year, due primarily to the previously announced divestitures, ongoing efficiency measures and operating discipline initiatives, and the elimination of costs associated with sunset products.

On a proforma basis(5), excluding amortization expense, stock-based compensation, the impact of the previously announced divestitures, transaction-related costs, severance, and other non-cash charges, Q3 2025 total operating expenses declined $1.7 million, or 8%.

2025 Financial Guidance

The Company's financial guidance for 2025 incorporates the following considerations:

•
incremental cost savings related to operating discipline initiatives;
•
sunsetting of non-core products;
•
pacing of the migration to PolicyNote and the anticipated sales and customer retention benefits expected to accrue from this new consolidated customer interface;
•
current market volatility, in particular in the private sector, where macroeconomic unpredictability is likely to impact corporate buying decisions and timelines over the course of the year;
•
potential impact in the public sector due to changes in the federal government;
•
management’s expectations based on the most recent information available, subject to adjustment due to changes in business conditions across the year ending December 31, 2025;
•
the contribution in the first quarter 2025 of approximately $4.1 million of revenues and approximately $1.1 million of adjusted EBITDA related to Oxford Analytica and Dragonfly Intelligence, two businesses that the Company divested on March 31, 2025; and
•
the contribution in the first and second quarter 2025 of approximately $0.6 million of revenues and approximately $0.2 million of adjusted EBITDA related to TimeBase, a business the Company divested on July 1, 2025.

Full Year 2025

The Company updated its guidance for full year 2025, remaining within its previous guidance range and narrowing the forecast to now expect total revenues of approximately $95 to $96 million and adjusted EBITDA(4)of approximately $10 million; the previous guidance was a range of total revenues of $94 to $100 million and adjusted EBITDA(4) of $10 to $12 million. As noted above, the Company is seeing strength in overall demand and pipeline, as well as strong improvements in key sales metrics (e.g., win rates and contract values) in the corporate sector. This progress is balanced by challenges in the federal public sector over the course of the year and now in Q4 due to the extended federal government shutdown.

Q4 2025

Given the year-to-date performance and the updated guidance, the Company anticipates Q4 2025 total revenues in a range of approximately $22 to $23 million and adjusted EBITDA(4) of ~$2 million.

Strategic Review

The Company’s Board of Directors along with its advisors continue to review the Company’s ongoing plans and evaluate all strategic value-maximizing options available to the Company. There can be no assurance that the strategic review will result in any transaction or other outcome. The Company has not set a timetable for completion of the review and does not intend to disclose developments or provide updates on the progress or status of the review unless and/or until it deems further disclosure is appropriate or required.

Conference Call and Webcast

Company management will host a conference call at 5:00 p.m. EDT today, Thursday, November 6, 2025, to discuss these financial results.

LIVE

•
By phone
•
Dial for the U.S. or Canada 1 (800) 715-9871 or for International 1 (646) 307-1963 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company's website.

REPLAY

•
By phone (available through Thursday, November 13, 2025)
•
Dial for the U.S. or Canada 1 (800) 770-2030 or for International 1 (609) 800-9099 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company's website.

Footnotes

(1)
Non-GAAP measure. See “Non-GAAP Financial Measures” and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(2)
All financial information incorporated within this press release is unaudited.
(3)
“Annual Recurring Revenue” and “Net Revenue Retention” are key performance indicators (KPIs). See “Key Performance Indicators” for the definitions and important disclosures related to these measures.
(4)
Because of the variability of items impacting net income and the unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to a comparable GAAP measure. The unavailable information could have a significant impact on the non-GAAP measures.
(5)
Pro Forma ARR and NRR adjusts the applicable prior period to exclude the contributions of TimeBase, Aicel, Oxford Analytica, and Dragonfly Intelligence, which the Company has divested, to the extent those businesses contributed to consolidated results in such prior period.

About FiscalNote

FiscalNote (NYSE: NOTE) is the leading provider of AI-driven policy and regulatory intelligence solutions. By uniquely combining proprietary AI technology, comprehensive data, and decades of trusted analysis, FiscalNote helps customers efficiently manage political and business risk. Since 2013, FiscalNote has pioneered solutions that deliver critical insights, enabling effective decision-making and giving organizations the competitive edge they need. Home to PolicyNote, CQ, Roll Call, VoterVoice, and many other industry-leading products and brands, FiscalNote serves thousands of customers worldwide with global offices in North America, Europe, and Asia. To learn more about FiscalNote and its suite of solutions, visit fiscalnote.com and follow @FiscalNote.

Safe Harbor Statement

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include:

•
the risk that a protracted U.S. government shutdown negatively affects FiscalNote's ability to enter into or renew public sector subscription contracts and generate advertising and events revenue as anticipated;
•
concentration of revenues from U.S. government agencies, changes in the U.S. government spending priorities, dependence on winning or renewing U.S. government contracts, delay, disruption or unavailability of funding on U.S. government contracts, and the U.S. government's right to modify, delay, curtail or terminate contracts;
•
FiscalNote's ability to successfully execute on its strategy to achieve and sustain organic growth through a focus on its core Policy business, including risks to FiscalNote's ability to develop, enhance, and integrate its existing platforms, products, and services, bring highly useful, reliable, secure and innovative products, product features and services to market, attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify other opportunities for growth;
•
FiscalNote's future capital requirements, as well as its ability to service its repayment obligations and maintain compliance with covenants and restrictions under its existing debt agreements;
•
demand for FiscalNote’s services and the drivers of that demand;
•
the impact of cost reduction initiatives undertaken by FiscalNote;
•
risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions;
•
FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services, as well as obtain and maintain accurate, comprehensive, or reliable data to support its products and services;
•
FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration;
•
FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services;
•
potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers;
•
competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote;
•
FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries;
•
FiscalNote’s ability to retain or recruit key personnel;
•
FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts;
•
adverse general economic and market conditions reducing spending on our products and services;
•
the outcome of any known and unknown litigation and regulatory proceedings;
•
FiscalNote’s ability to maintain public company-quality internal control over financial reporting; and
•
FiscalNote’s ability to protect and maintain its brands and other intellectual property rights.

These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FiscalNote Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Subscription	$21,182	$27,238	$67,794	$84,015
Advisory, advertising, and other	1,247	2,201	5,410	6,782
Total revenues	22,429	29,439	73,204	90,797
Operating expenses: (1)
Cost of revenues, including amortization	4,774	6,235	16,706	20,342
Research and development	2,081	3,250	7,451	9,935
Sales and marketing	6,262	9,068	20,713	27,484
Editorial	3,247	4,639	11,517	13,752
General and administrative	13,900	10,622	41,576	37,958
Amortization of intangible assets	1,904	2,436	6,169	7,541
Transaction gains, net	-	-	-	(4)
Total operating expenses	32,168	36,250	104,132	117,008
Operating loss	(9,739)	(6,811)	(30,928)	(26,211)

Gain on sale of businesses	(1,161)	-	(16,585)	(71,599)
Interest expense, net	3,695	5,585	13,160	18,267
Change in fair value of financial instruments	6,994	3,501	7,900	3,174
Loss on debt extinguishment, net	6,174	-	7,958	-
Other (income) expense, net	(349)	(341)	86	(82)
Net (loss) income before income taxes	(25,092)	(15,556)	(43,447)	24,029
(Benefit) provision from income taxes	(237)	(621)	(1,071)	1,129
Net (loss) income	(24,855)	(14,935)	(42,376)	22,900
Other comprehensive income	667	1,123	1,030	1,062
Total comprehensive (loss) income	$(24,188)	$(13,812)	$(41,346)	$23,962

Earnings (Loss) per share attributable to common shareholders:
Basic and Diluted	$(1.73)	$(1.33)	$(3.20)	$2.03
Weighted average shares used in computing earnings (loss) per share attributable to common shareholders:
Basic and Diluted	14,376,802	11,254,174	13,259,124	11,263,344

(1) Amounts include stock-based compensation expenses, as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenues	$44	$116	$104	$324
Research and development	234	454	818	1,138
Sales and marketing	348	486	799	1,182
Editorial	157	200	373	465
General and administrative	2,853	2,925	8,881	10,776

FiscalNote Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except shares, and par value)

	(Unaudited)
	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$26,682	$28,814
Restricted cash	646	640
Short-term investments	4,511	5,796
Accounts receivable, net	9,713	13,465
Costs capitalized to obtain revenue contracts, net	2,416	3,016
Prepaid expenses	2,810	2,548
Other current assets	2,295	2,908
Total current assets	49,073	57,187

Property and equipment, net	4,354	5,051
Capitalized software costs, net	12,604	15,099
Noncurrent costs capitalized to obtain revenue contracts, net	2,567	3,197
Operating lease assets	14,120	15,620
Goodwill	135,363	159,061
Customer relationships, net	31,880	41,717
Database, net	14,594	16,147
Other intangible assets, net	8,538	13,018
Other non-current assets	773	100
Total assets	$273,866	$326,197

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$6,344	$36
Accounts payable and accrued expenses	7,417	8,462
Deferred revenue, current portion	30,826	35,253
Customer deposits	575	1,850
Operating lease liabilities, current portion	3,292	3,386
Other current liabilities	93	2,266
Total current liabilities	48,547	51,253

Long-term debt, net of current maturities	125,160	147,041
Deferred tax liabilities	586	1,934
Deferred revenue, net of current portion	263	222
Operating lease liabilities, net of current portion	20,139	22,490
Public and private warrant liabilities	1,015	2,458
Other non-current liabilities	2,658	2,968
Total liabilities	198,368	228,366
Commitment and contingencies

Temporary equity (no Class A Common Stock issued and outstanding at September 30, 2025)	-	-

Stockholders' equity:
Class A Common stock ($0.0001 par value, 1,700,000,000 authorized, 14,011,577 and 11,899,532 issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	1	1
Class B Common stock ($0.0001 par value, 9,000,000 authorized, 690,909 issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	-	-
Additional paid-in capital	924,524	899,943
Accumulated other comprehensive income (loss)	248	4,786
Accumulated deficit	(849,275)	(806,899)
Total stockholders' equity	75,498	97,831
Total liabilities, temporary equity and stockholders' equity	$273,866	$326,197

FiscalNote Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Nine Months Ended September 30,
	2025	2024
Operating Activities:
Net (loss) income	$(42,376)	$22,900
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	790	905
Amortization of intangible assets and capitalized software development costs	13,251	14,699
Amortization of deferred costs to obtain revenue contracts	2,471	2,795
Gain on sale of businesses	(16,585)	(71,599)
Non-cash operating lease expense	1,470	1,567
Stock-based compensation	10,975	13,885
Other non-cash expenses	-	4
Bad debt expense	316	201
Change in fair value of acquisition contingent consideration	-	(4)
Unrealized loss on securities	67	95
Change in fair value of financial instruments	7,900	3,174
Deferred income taxes	(1,288)	(838)
Paid-in-kind interest, net	4,201	5,995
Non-cash interest expense	2,602	2,244
Loss on debt extinguishment, net	7,958	-
Changes in operating assets and liabilities:
Accounts receivable, net	1,072	4,149
Prepaid expenses and other current assets	(1,384)	(1,429)
Costs capitalized to obtain revenue contracts, net	(1,742)	(2,155)
Other non-current assets	(7)	163
Accounts payable and accrued expenses	(74)	(3,047)
Deferred revenue	3,510	4,796
Customer deposits	(772)	(928)
Other current liabilities	(999)	1,082
Contingent liabilities from acquisitions, net of current portion	-	(13)
Operating lease liabilities	(2,327)	(2,538)
Other non-current liabilities	(193)	(53)
Net cash used in operating activities	(11,164)	(3,950)

Investing Activities:
Capital expenditures	(5,561)	(6,875)
Cash proceeds from the sale of businesses, net	46,913	91,384
Net cash provided by investing activities	41,352	84,509

Financing Activities:
Proceeds from long-term debt, net of issuance costs	100,985	801
Principal payments of long-term debt	(128,353)	(65,781)
Payment of deferred financing costs	(5,273)	(7,068)
Proceeds from exercise of stock options and employee stock purchase plan purchases	275	474
Net cash used in financing activities	(32,366)	(71,574)

Effects of exchange rates on cash	52	86

Net change in cash, cash equivalents, and restricted cash	(2,126)	9,071
Cash, cash equivalents, and restricted cash, beginning of period	29,454	17,300
Cash, cash equivalents, and restricted cash, end of period	$27,328	$26,371

Supplemental Noncash Investing and Financing Activities:
Issuance of common stock for conversion of debt and interest	$1,902	$10,934
Amounts held in escrow related to the sale of businesses	$738	$285
Property and equipment purchases in accounts payable	$67	$74

Supplemental Cash Flow Activities:
Cash paid for interest	$7,360	$11,723
Cash paid for taxes	$999	$277

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Total revenues minus cost of revenues, including amortization of capitalized software development costs and acquired developed technology, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Total Revenues.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenues.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net income (loss), net income (loss) before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability.

Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Total revenues	$22,429	$29,439	$73,204	$90,797
Costs of revenues, including amortization of capitalized software development costs and acquired developed technology	(4,774)	(6,235)	(16,706)	(20,342)
Gross Profit	$17,655	$23,204	$56,498	$70,455
Gross Profit Margin	79%	79%	77%	78%
Gross Profit	17,655	23,204	56,498	70,455
Amortization of intangible assets	1,770	2,224	7,081	7,159
Adjusted Gross Profit	$19,425	$25,428	$63,579	$77,614
Adjusted Gross Profit Margin	87%	86%	87%	85%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Net (loss) income	$(24,855)	$(14,935)	$(42,376)	$22,900
Income tax (benefit) provision	(237)	(621)	(1,071)	1,129
Depreciation and amortization	3,962	4,961	14,040	15,604
Interest expense, net	3,695	5,585	13,160	18,267
EBITDA	(17,435)	(5,010)	(16,247)	57,900
Gain on sale of businesses (a)	(1,161)	-	(16,585)	(71,599)
Stock-based compensation	3,636	4,181	10,975	13,885
Change in fair value of financial instruments (b)	6,994	3,501	7,900	3,174
Other non-cash charges (c)	6,016	17	8,817	93
Disposal related costs (d)	1,423	40	7,368	1,138
Employee severance costs (e)	211	437	2,355	635
Non-capitalizable debt costs	2,506	49	3,250	527
Costs incurred related to the Special Committee (f)	171	229	338	682
Non-operating income (g)	(181)	-	(409)	-
Adjusted EBITDA	$2,180	$3,444	$7,762	$6,435
Adjusted EBITDA Margin	9.7%	11.7%	10.6%	7.1%
(a)
Reflects the gain on disposal from the sale of TimeBase on July 1, 2025, Dragonfly and Oxford Analytica on March 31, 2025, and the gain on sale of Board.org on March 11, 2024.
(b)
Reflects the non-cash impact from the mark to market adjustments on our financial instruments.
(c)
Reflects the non-cash impact of the following: (i) charge of $40 in the first quarter of 2025, charge of $30 in the second quarter of 2025, and a charge of $9 in the third quarter of 2025 related to the unrealized loss on investments; (ii) charge of $315 for fees satisfied with Common Stock of the Company during the first quarter of 2025; (iii) charge of $1,784 from the loss on debt extinguishment during the first quarter of 2025 and a charge of $6,174 in the third quarter of 2025 from the loss on debt extinguishment; (iv) charge of $632 in the second quarter of 2025 and a gain of $167 in the third quarter of 2025 related to foreign currency translation losses, principally arising from converting a GBP denominated convertible note into USD, (v) non-cash charge of $49 in the first quarter of 2024, charge of $31 in the second quarter of 2024, and a charge of $17 in the third quarter of 2024 related to the unrealized loss on investments; and (vi) gain of $4 in the first quarter of 2024 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisitions.
(d)
Reflects the costs incurred related to the sale of TimeBase on July 1, 2025, Oxford Analytica and Dragonfly on March 31, 2025 and Board.org in March 11, 2024, principally consisting of transaction advisory, accounting, tax, and legal fees.
(e)
Severance costs associated with workforce changes related to business realignment actions.

(f)
Reflects costs incurred related to the Special Committee.
(g)
Reflects non-operating income from the Transition Services Agreement that was entered into with the acquirer of Dragonfly and Oxford Analytica on March 31, 2025.

We monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends of our business and serve as meaningful measures of our ongoing operational performance.

Annual Recurring Revenue (“ARR”)

Over 90% of our revenues are subscription based, which leads to high revenue predictability. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on a parent account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at our parent account level. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the level of our revenue base, the level of penetration within our customer base, expansion of products and features, the timing of renewals, and our ability to retain our customers. Our calculation of NRR may differ from similarly titled metrics presented by other companies.

Contacts

Media

Yojin Yoon

FiscalNote

press@fiscalnote.com

Investor Relations

Bob Burrows

FiscalNote

IR@fiscalnote.com

Source:FiscalNote